EXHIBIT 10.1


                                                           As of June 1, 1996


Edward D. Horowitz
105 Lawrence Drive
Short Hills, New Jersey  07078


Dear Mr. Horowitz:


Reference is made to that certain employment agreement between you and Viacom Inc. ("Viacom"), dated as of July 1, 1994 (the "Employment Agreement"). All defined terms used without definitions shall have the meanings provided in the Employment Agreement.

This letter, when fully executed below, shall amend your Employment Agreement as follows:


          1.   Term. Paragraph 1 shall be amended to change the date
               ----
               representing the end of the Employment Term in the first and second sentences from "June 30, 1997" to "December 31, 2000".

          2.   Duties. Paragraph 2 shall be amended to change the second
               ------
               sentence to read as follows:

               "You will be Senior Vice President, Technology of Viacom and Chairman, Chief Executive Officer, Viacom Interactive Media and you agree to perform such duties, and such other duties reasonable and consistent with such office as may be assigned to you from time to time by the Chief Executive Officer of Viacom (the "CEO") or such other individual as may be designated by the CEO provided that such individual reports directly to the CEO."

          3.   Compensation / Salary. Paragraph 3(a) shall be amended to add the
               ---------------------
               following sentence at the end thereof:

               "Your Salary will thereafter be increased by Fifty Thousand Dollars ($50,000) on each July 1 during the Employment Term, commencing July 1, 1997."

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Edward D. Horowitz
As of June 1, 1996
Page 2

          4.   Compensation / Bonus Compensation. Paragraph 3(b)(ii) shall be
               ---------------------------------
               amended to delete the words "which may be prorated for any partial calendar year during the Employment Term".

          5.   Exclusive Employment, Confidential Information, Etc. /
               ----------------------------------------------------
               Non-Competition. Paragraph 6(a) shall be amended to read in its
               ----------------
               entirety as follows:

               "You agree that your employment hereunder is on an exclusive basis, and that during the shorter of (x) the Employment Term and
               (y) one (1) year after the termination of your employment pursuant to paragraph 8(b) or 8(c) hereof or eighteen (18) months after the termination of your employment pursuant to paragraph 8(a) hereof (the "Non-Compete Period"), you will not engage in any other business activity which is in conflict with your duties and obligations hereunder. You agree that during the Non-Compete Period you shall not directly or indirectly engage in or participate as an officer, employee, director, agent of or consultant for any business directly competitive with that of Viacom, nor shall you make any investments in any company or business competing with Viacom; provided, however, that nothing herein shall prevent you from investing as less than a one (1%) percent shareholder in the securities of any company listed on a national securities exchange or quoted on an automated quotation system."

          6.   Incapacity. Paragraph 7 shall be amended to read in its entirety
               ----------
               as follows:

               "In the event you become totally medically disabled and cannot substantially perform your duties at any time during the Employment Term, the CEO, at any time after such disability has continued for 30 consecutive days, may determine that Viacom requires such duties and responsibilities be performed by another executive. In the event you become disabled, you will first receive benefits under Viacom's short-term disability program for the first 26 weeks of consecutive absence. Thereafter, you will be eligible to receive benefits under Viacom's Long-Term Disability ("LTD") program in accordance with its terms. Upon receipt of benefits under the LTD program, you will also be entitled to receive a pro-rated Target Bonus for the calendar year in which such benefits commence."

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Edward D. Horowitz
As of June 1, 1996
Page 3

          7.   Termination / Termination for Cause. Paragraph 8(a) shall be
               -----------------------------------
               amended to replace the word "dishonesty" in the second sentence with the following:

               "embezzlement, fraud or other conduct which would constitute a felony".

          8.   Termination / Good Reason Termination. Paragraph 8(b) shall be
               -------------------------------------
               amended to replace the phrase "the breach by Viacom of any of its material obligations hereunder" in the third sentence with the following:

               "the material breach by Viacom of its material obligations hereunder".

          9.   New York Law, Etc. Paragraph 14 shall be amended to add the
               -----------------
               following sentence at the end thereof:

               "Any action to enforce this Agreement shall be brought in the state or federal courts located in the City of New York".

Except as herein amended, all other terms and conditions of the Employment Agreement shall remain the same and the Employment Agreement as herein amended, shall remain in full force and effect.


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Edward D. Horowitz
As of June 1, 1996
Page 4

If the foregoing correctly sets forth our understanding, please sign one copy of this letter and return it to the undersigned, whereupon this letter shall constitute a binding amendment to your Employment Agreement.

                                            Very truly yours,

                                            VIACOM INC.


                                            By:  /s/  William A. Roskin
                                                 -------------------------------
                                                 Name:    William A. Roskin
                                                 Title:   Senior Vice President,
                                                          Human Resources and
                                                          Administration



ACCEPTED AND AGREED:

  /s/  Edward D. Horowitz
- -----------------------------
           Edward D. Horowitz